                                                   [ALLENS ARTHUR ROBINSON LOGO]

                                                              ABN 47 702 595 758

                                                               The Chifley Tower
                                                                2 Chifley Square
27 February 2003                                                 Sydney NSW 2000
                                                                       Australia
                                                              Tel 61 2 9230 4000
Crusade Management Limited                                    Fax 61 2 9230 5333
Level 8
182 George Street                                                 Correspondence
Sydney  NSW  2000                                                     GPO Box 50
                                                                 Sydney NSW 2001
                                                                       Australia
                                                                   DX 105 Sydney

Dear Sirs                                                         www.aar.com.au

CRUSADE GLOBAL TRUST NO. 1 OF 2003

We have acted for Crusade Management Limited (CRUSADE MANAGEMENT) in connection with the Crusade Global Trust No. 1 of 2003 (the Trust) constituted under the Master Trust Deed (the MASTER TRUST DEED) dated 14 March 1998 between Perpetual Trustees Consolidated Limited (formerly AXA Trustees Limited and prior to that, National Mutual Trustees Limited) (the TRUSTEE) and Crusade Management Limited as trust manager with respect to the Trust.

Definitions in the Prospectus (defined below) apply in this opinion but RELEVANT JURISDICTION means the Commonwealth of Australia or New South Wales. No assumption or qualification in this opinion limits any other assumption or qualification in it.

1.       DOCUMENTS

         We have examined the following documents:

         (a)      the Master Trust Deed;

         (b)      the Notice of Creation of Trust for the Trust;

         (c)      the Supplementary Terms Notice;

         (d) the Note Trust Deed between Crusade Management, the Trustee and the Note Trustee;

         (e)      the Note Issue Direction for the Trust;

         (f) the Agency Agreement between, among others, Crusade Management and the Trustee; and

         (g) a copy of the Prospectus as filed with the Securities and Exchange Commission (the COMMISSION) under the US Securities Act of 1933 (the PROSPECTUS).

2.       ASSUMPTION

         For the Purposes of giving this opinion we have assumed that where a document has been submitted to us in draft form it will be executed in the form of that draft.
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3.       QUALIFICATIONS

         Our opinion is subject to the following qualifications.

         (a) We express no opinion as to any laws other than the laws of each Relevant Jurisdiction as in force at the date of this opinion and, in particular we express no opinion as to the laws of England or the United States.

         (b) Our opinion is subject to the explanations and qualifications set forth under the caption "Australian Tax Matters" in the Prospectus. No tax rulings will be sought from the Australian Taxation Office with respect to the Trust for any of the matters referred to in this opinion.

4.       OPINION

         Based on the assumptions and subject to the qualifications set out above we are of the opinion that while the section entitled "Australian Tax Matters" in the Prospectus does not purport to discuss all possible Australian tax ramifications of the purchase, ownership, and disposition of the Class A Notes, we hereby adopt and confirm the opinions set forth in the Prospectus under the heading "Australian Tax Matters". There can be no assurance, however, that the tax conclusions presented in that Tax Description will not be successfully challenged by the Australian Taxation Office, or significantly altered by new legislation, changes in Australian Taxation Office positions or judicial decisions, any of which challenges or alterations may be applied retroactively with respect to completed transactions.

         We consent to the filing of this letter as an exhibit to the Registration Statement on Form S-11 filed with the Prospectus, without admitting that we are "experts" within the meaning of the Securities Act of 1933 or the rules and regulations of the Commission issued under that Act with respect to any part of the Registration Statement, including this exhibit.



Yours faithfully



/s/ Andrew Jinks
----------------
ANDREW JINKS
Partner
Andrew.Jinks@aar.com.au
Tel:  (02) 9230 4925


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